                                TEKTRONIX, INC.
               OFFER TO PURCHASE FOR CASH 7,954,545 SHARES OF ITS
                     COMMON STOCK (INCLUDING THE ASSOCIATED
                        PREFERRED STOCK PURCHASE RIGHTS)
                  AT A PURCHASE PRICE NOT GREATER THAN $44.00
                         NOR LESS THAN $39.00 PER SHARE

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated January 26, 2000 and the related Letter of Transmittal (which, as amended and supplemented from time to time, together constitute the "Offer") in connection with the Offer by Tektronix, Inc., an Oregon corporation (the "Company"), to purchase up to 7,954,545 shares of its Common Stock (the "Shares") (including the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement dated as of August 16, 1990 between the Company and ChaseMellon Shareholder Services, L.L.C.), at prices, net to the seller in cash, without interest thereon, not greater than $44.00 nor less than $39.00 per Share, specified by tendering shareholders, upon the terms and subject to the conditions set forth in the Offer. Unless the context requires otherwise, all references herein to Shares include the associated Rights.

    The Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $44.00 nor less than $39.00 per Share) (the "Purchase Price") that it will pay for Shares properly tendered and not withdrawn pursuant to the Offer, taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price that will allow it to buy 7,954,545 Shares (or such lesser number of Shares as are properly tendered at prices not greater than $44.00 nor less than $39.00 per Share) pursuant to the Offer. All Shares properly tendered prior to the Expiration Date (as defined in the Offer to Purchase) at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions of the Offer, including the odd lot and proration terms. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration. The Company reserves the right, in its sole discretion, to purchase more than 7,954,545 Shares pursuant to the Offer.

    If, prior to the Expiration Date, more than 7,954,545 Shares (or such greater number of Shares as the Company may elect to purchase) are properly tendered and not withdrawn, the Company will, upon the terms and subject to the conditions of the Offer, accept Shares for purchase first from Odd Lot Holders (as defined in the Offer to Purchase) who properly tender their Shares at or below the Purchase Price and then on a pro rata basis from all other shareholders whose Shares are properly tendered at or below the Purchase Price and not withdrawn.

    We are the owner of record of Shares held for your account. As such, we are the only ones who can tender your Shares, and then only pursuant to your instructions. WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

    Please instruct us as to whether you wish us to tender any or all of the Shares we hold for your account on the terms and subject to the conditions of the Offer.

    We call your attention to the following:

        1. You may tender Shares at prices not greater than $44.00 nor less than $39.00 per Share as indicated in the attached Instruction Form, net to you in cash.

        2. You may designate the priority in which your Shares shall be purchased in the event of proration.

        3. The Offer is not conditioned upon any minimum number of Shares being tendered. The Offer is, however, subject to certain other conditions set forth in the Offer to Purchase.

        4. The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Wednesday, February 23, 2000, unless the Company extends the Offer (the "Expiration Date").

        5. The Offer is for 7,954,545 Shares, constituting approximately 17% of the Shares outstanding as of January 19, 2000.

        6. Tendering shareholders who are registered shareholders or who tender their shares directly to ChaseMellon Shareholder Services, L.L.C. will not be obligated to pay any brokerage commissions or fees, solicitation fees, or, except as set forth in the Letter of Transmittal, stock transfer taxes on the Company's purchase of Shares pursuant to the Offer.

        7. If you owned beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such Shares at or below the Purchase Price before the Expiration Date and check the box captioned "Odd Lots" in the attached Instruction Form, the Company, upon the terms and subject to the conditions of the Offer, will accept all such Shares for purchase before proration, if any, of the purchase of other Shares properly tendered at or below the Purchase Price.

        8. If you wish to tender portions of your Shares at different prices, you must complete a separate Instruction Form for each price at which you wish to tender each such portion of your Shares. We must submit separate Letters of Transmittal on your behalf for each price you will accept.

        9. The Board of Directors of the Company has approved the Offer. However, neither the Company nor its Board of Directors makes any recommendation to shareholders as to whether to tender or refrain from tendering their Shares. Each shareholder must make the decision whether to tender such shareholder's Shares and, if so, how many Shares to tender and the price or prices at which such Shares should be tendered.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form. An envelope to return your Instruction Form to us is enclosed. If you authorize us to tender your Shares, we will tender all such Shares unless you specify otherwise on the attached Instruction Form.

    YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF ON OR BEFORE THE EXPIRATION DATE OF THE OFFER. THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, FEBRUARY 23, 2000, UNLESS THE COMPANY EXTENDS THE OFFER.

    As described in the Offer to Purchase, if more than 7,954,545 Shares (or such greater number as the Company may elect to purchase) are properly tendered at or below the Purchase Price and not withdrawn before the Expiration Date, the Company will accept Shares for purchase at the Purchase Price in the following order of priority:

        (a) first, all Shares properly tendered at or below the Purchase Price and not withdrawn prior to the Expiration Date by any Odd Lot Holder (as defined in the Offer to Purchase) who:

           (1) tenders all Shares owned beneficially or of record by such Odd Lot Holder at or below the Purchase Price (partial tenders will not qualify for this preference); and

           (2) completes the section captioned "Odd Lots" on the Letter of Transmittal and, if applicable, on the Notice of Guaranteed Delivery; and

        (b) second, after purchase of all of the foregoing Shares, all other Shares properly tendered at or below the Purchase Price and not withdrawn before the Expiration Date on a pro rata basis, if necessary (with adjustments to avoid purchases of fractional Shares), as provided in the Offer to Purchase.

    The Offer is being made solely pursuant to the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares residing in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

                             INSTRUCTION FORM WITH
                                   RESPECT TO
                                TEKTRONIX, INC.
               OFFER TO PURCHASE FOR CASH 7,954,545 SHARES OF ITS
                     COMMON STOCK (INCLUDING THE ASSOCIATED
                        PREFERRED STOCK PURCHASE RIGHTS)
                  AT A PURCHASE PRICE NOT GREATER THAN $44.00
                         NOR LESS THAN $39.00 PER SHARE

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated January 26, 2000 and the related Letter of Transmittal (which, as may be amended or supplemented from time to time, together constitute the "Offer") in connection with the Offer by Tektronix, Inc., an Oregon corporation (the "Company"), to purchase up to 7,954,545 shares of its Common Stock (the "Shares") (including the associated Preferred Stock Purchase Rights (the "Rights") issued pursuant to the Rights Agreement dated as of August 16, 1990 between the Company and ChaseMellon Shareholder Services, L.L.C.), at prices, net to the seller in cash, not greater than $44.00 nor less than $39.00 per Share, specified by the undersigned, upon the terms and subject to the conditions of the Offer. Unless the context requires otherwise, all references herein to Shares include the associated Rights.

    The undersigned understands that the Company will, upon the terms and subject to the conditions of the Offer, determine a single per Share price (not greater than $44.00 nor less than $39.00 per Share) (the "Purchase Price") that it will pay for the Shares properly tendered and not withdrawn pursuant to the Offer taking into account the number of Shares so tendered and the prices specified by tendering shareholders. The Company will select the lowest Purchase Price which will allow it to buy 7,954,545 Shares (or such lesser number of Shares as are properly tendered at prices not greater than $44.00 nor less than $39.00 per Share) pursuant to the Offer. All Shares properly tendered at prices at or below the Purchase Price and not withdrawn will be purchased at the Purchase Price, net to the seller in cash, upon the terms and subject to the conditions of the Offer, including the odd lot and proration terms described in the Offer to Purchase. The Company will return all other Shares, including Shares tendered at prices greater than the Purchase Price and Shares not purchased because of proration.

    The undersigned hereby instruct(s) you to tender to the Company the number of Shares indicated below or, if no number is indicated, all Shares you hold for the account of the undersigned, at the price per Share indicated below, pursuant to the terms and subject to the conditions of the Offer.

    Aggregate number of Shares to be tendered by you for the account of the undersigned:

                             -------------- Shares*

------------------------

* Unless otherwise indicated, all of the Shares, including the associated Rights, held for the account will be tendered.

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                          ODD LOTS

/ / By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 Shares and is instructing the holder to tender all such Shares.

In addition, the undersigned is tendering Shares either
(check one box):

/ / at the Purchase Price, as the same shall be determined by the Company in accordance with the terms of the Offer
    (persons checking this box need not indicate the price per Share below), or

/ / at the price per Share indicated below under "Price (In
    Dollars) Per Share At Which Shares Are Being Tendered."
------------------------------------------------------------

                    CHECK ONLY ONE BOX.
  IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED
           (EXCEPT AS OTHERWISE PROVIDED HEREIN),
            THERE IS NO PROPER TENDER OF SHARES.

-----------------------------------------------------------------------------------------------------------------------------------
                                                  PRICE (IN DOLLARS) PER SHARE AT
                                                  WHICH SHARES ARE BEING TENDERED

        / /  $39.00           / /  $40.00           / /  $41.00           / /  $42.00           / /  $43.00           / /  $44.00
        / /   39.125          / /   40.125          / /   41.125          / /   42.125          / /   43.125
        / /   39.25           / /   40.25           / /   41.25           / /   42.25           / /   43.25
        / /   39.375          / /   40.375          / /   41.375          / /   42.375          / /   43.375
        / /   39.50           / /   40.50           / /   41.50           / /   42.50           / /   43.50
        / /   39.625          / /   40.625          / /   41.625          / /   42.625          / /   43.625
        / /   39.75           / /   40.75           / /   41.75           / /   42.75           / /   43.75
        / /   39.875          / /   40.875          / /   41.875          / /   42.875          / /   43.875
                                   --------------------------------------------------------------------------
                                              IF PORTIONS OF SHARE HOLDINGS ARE BEING
                                                 TENDERED AT MORE THAN ONE PRICE,
                                                  USE A SEPARATE INSTRUCTION FORM
                                                     FOR EACH PRICE SPECIFIED.
-----------------------------------------------------------------------------------------------------------------------------------

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    THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION
AND RISK OF THE TENDERING SHAREHOLDER. IF DELIVERY IS BY
MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED,
PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT
TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.
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                       SIGNATURE BOX

Signature(s) ----------------------------

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Dated ----------------------------, 2000

Name(s) and Address(es) ----------------------------

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                       (Please Print)

Area Code and Telephone Number ----------------------------

Taxpayer Identification or Social Security Number
----------------------------
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